EXHIBIT 24.2
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of NORTEL NETWORKS LIMITED (the “Corporation”), which is about to file with the Securities and Exchange Commission (the “SEC”), Washington, D.C. 20549, pursuant to the provisions of the U.S. Securities Act of 1933, as amended, a registration statement on Form S-4 (the “Registration Statement”), hereby constitutes and appoints Gordon A. Davies, Anna Ventresca and Tracy Connelly McGilley, his or her true and lawful attorneys-in-fact and agents, and each of them, with full power to act without the others, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments (including post-effective amendments) thereto, and other documents related thereto, with power where appropriate to affix the corporate seal of the Corporation thereto and to attest said seal and to file such Registration Statement and amendments thereto, with all exhibits thereto, and any and all other information and documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
          IN WITNESS WHEREOF, the undersigned have signed this Power of Attorney in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. H. Bennett J. H. Bennett	Director	September 24, 2007

/s/ M. Bischoff M. Bischoff	Director	September 20, 2007

/s/ J. B. Hunt, Jr. J. B. Hunt, Jr.	Director	September 24, 2007

/s/ K. M. Johnson K. M. Johnson	Director	September 24, 2007

/s/ J. A. MacNaughton J. A. MacNaughton	Director	September 24, 2007

/s/ J. P. Manley J. P. Manley	Director	September 24, 2007

/s/ R. D. McCormick R. D. McCormick	Director	September 24, 2007

/s/ C. Mongeau C. Mongeau	Director	September 24, 2007

/s/ H. J. Pearce H. J. Pearce	Director	September 24, 2007

/s/ J. D. Watson J. D. Watson	Director	September 24, 2007

/s/ M. S. Zafirovski M. S. Zafirovski	President and Chief Executive Officer, and a Director	September 24, 2007

/s/ D. W. Drinkwater D. W. Drinkwater	Chief Financial Officer	September 24, 2007

/s/ P. W. Karr P. W. Karr	Chief Accounting Officer	September 24, 2007